                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 29, 2000

                                 CELLPOINT INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           NEVADA                    0-25205              52-2032380
----------------------------       -----------         ------------------
(State or Other Jurisdiction       Commission          I.R.S. Employer
      of Incorporation)            File Number         Identification No.

SOFIELUNDSVAGEN 4, S-191 47 SOLLENTUNA, SWEDEN
----------------------------------------------              --------
(Address of Principal Executive Offices)                    Zip Code

     Registrant's telephone number, including area code: 011-46-8-544-90000
                                                         ------------------



           -----------------------------------------------------------
           Former name or former address, if changed since last report

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                  ACQUISITION OF ALL OF THE CAPITAL STOCK OF UNWIRE AB.

                  (a) On March 13, 2000, CellPoint Inc. (the "Company") filed a Current Report on Form 8-K (the "Initial Report") with the Securities and Exchange Commission, which reported the purchase by the Company, through its wholly- owned indirect subsidiary, CellPoint Swedish Holdings Ltd., a corporation organized under the laws of England and Wales ("Holdings"), of all of the capital stock (the "Unwire Stock") of Unwire AB (publ), org. no. 556522-7617, a corporation organized under the laws of Sweden ("Unwire")
(the "Acquisition"). Unwire develops systems and equipment for GSM positioning and telematics and holds unique patents for positioning.

                  This Amendment hereby amends and supplements Item 7 to the Initial Report to include the financial statements and PRO FORMA financial information contained herein, which the Company is required to report pursuant to Items 7(a) and (b) of Form 8-K in connection with the Acquisition.

                  The purchase price for the Unwire Stock was approximately $72 million. The Company paid the purchase price by (i) issuing to the stockholders of Unwire an aggregate of 1,075,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), and
(ii) paying to such stockholders and aggregate of US $1,178 as compensation for fractional shares not issued.

                  At the time of the acquisition of the Unwire Stock, there was no relationship between Unwire and the stockholders of Unwire, and the Company or any of the Company's affiliates or any director or officer of the Company or any associate of any such director or officer.

                  Pursuant to a Registration Rights Agreement among the Company and the former stockholders of Unwire, the Company has agreed to register all of the Shares with the Securities and Exchange Commission prior to December 31, 2000.

                  (b) The Company indirectly acquired the assets of Unwire through the acquisition by Holdings, its subsidiary, of all of the capital stock of Unwire. The assets of Unwire include, but are not limited to, (i) cash on hand, (ii) accounts and accounts receivable, (iii) prepaid expenses, (iv) furniture and fixtures, machinery and equipment, and inventory in all forms, (v) leases, (vi) intellectual property and proprietary rights and interests and
(vii) contracts and contract rights. These assets are used in connection with Unwire's business which focuses on the development of systems and equipment for GSM positioning and telematics. The Company intends to continue such use of the assets of Unwire.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Report of  the Independent Accountants                        F-1

                  Balance sheets as of December 31, 1999 and 1998               F-2

                  Statements of operations for the years ended
                  December 31, 1999 and 1998                                    F-3

                  Statements of stockholders' equity (deficit) for the
                  years ended December 31, 1999 and 1998                        F-4

                  Statements of cash flows for the years ended
                  December 31, 1999 and 1998                                    F-6

                  Notes forming part of the financial statements                F-7

                  (b)      PRO FORMA FINANCIAL INFORMATION.

                  Unaudited Pro Forma Consolidated Financial Information        P-1

                  Unaudited Pro Forma Consolidated Balance Sheet as of
                  December 31, 1999                                             P-2

                  Unaudited Pro Forma Consolidated Income Statement
                  for the Year Ended June 30, 1999                              P-3

                  Unaudited Pro Forma Consolidated Income Statement
                  for the Six Months Ended December 31, 1999                    P-4


                  (c)      EXHIBITS.


                  Exhibit 10.1      Purchase and Sale Agreement, dated as of
                                    February 16, 2000, by and among CellPoint
                                    Inc., CellPoint Swedish Holdings Ltd., and the Sellers named therein (incorporated by reference to the Initial Report)

                  Exhibit 10.2      Registration Rights Agreement, dated as of
                                    February 29, 2000, by and among CellPoint
                                    Inc., CellPoint Swedish Holdings Ltd., and the Sellers named therein (incorporated by reference to the Initial Report)

                  Exhibit 10.3      Escrow Agreement, dated as of February 29,
                                    2000, by and among CellPoint Inc.,
                                    CellPoint Swedish Holdings Ltd., the Sellers named therein, Salans Hertzfeld Heilbronn
                                    Christy & Viener, as Escrow Agent, U.S.
                                    Stock Transfer Corporation, as Depositary, and Per Lundberg, as Sellers' Agent
                                    (incorporated by reference to the Initial
                                    Report)

UNWIRE AB

REPORT OF INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF UNWIRE AB

         We have audited the accompanying balance sheets of Unwire AB (the "Company") as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with US generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unwire AB as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with US generally accepted accounting principles.




         BDO STOY HAYWARD
         London,
         England


         May 9, 2000

UNWIRE AB

BALANCE SHEETS

--------------------------------------------------------------------------------

                                                                                        DECEMBER 31,         DECEMBER 31,
ASSETS                                                               NOTE                   1999                 1998
   CURRENT ASSETS
      Cash and cash equivalents                                                    $         11,251     $         89,076
      Stock subscriptions receivable                                                              -              352,224
      Trade receivables, net of allowance
       for losses of $1,732 and $6,052
       in 1999 and 1998, respectively                                                        81,544               46,323
      Prepaid expenses                                                                       36,185               38,639
      Other receivables                                                                      71,577              102,240
      Inventories                                                                           188,334                8,459
                                                                                         ----------          -----------

   TOTAL CURRENT ASSETS                                                                     388,891              636,961
                                                                                           --------             --------

   OTHER ASSETS

      Software development costs, net                                  4                    109,841               67,379
      Patents and trademarks, net                                      5                    164,443               97,556
      Furniture and equipment, net                                     6                     39,054               35,827
                                                                                        -----------          -----------

   TOTAL OTHER ASSETS                                                                       313,338              200,762
                                                                                         ----------           ----------

TOTAL ASSETS                                                                       $        702,229     $        837,723
                                                                                           --------             --------
                                                                                           --------             --------
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

   CURRENT LIABILITIES

      Trade payables                                                               $        375,941     $        205,846
      Factor borrowings                                                                      44,281               63,203
      Notes payable bank                                               7                    147,758               18,506
      Notes payable- stockholders                                      8                     46,822                    -
      Accrued expenses                                                                      208,236               99,263
                                                                                          ----------            ---------
                                                                                            823,038              386,818
                                                                                          ----------            ---------
   TOTAL CURRENT LIABILITIES

   NON CURRENT LIABILITIES

      Convertible debentures                                           9                    585,480                   --
      Long term debt, net of current portion                           7                     70,233              166,553
                                                                                          ---------             ---------
   TOTAL NON-CURRENT LIABILITIES                                                            655,713              166,553
                                                                                          ---------             ---------

   STOCKHOLDERS' (DEFICIT) EQUITY
      Common shares ($0.08 par value; 1,805,900 shares authorised;
       1,000,000 shares issued and outstanding)                                              81,556               81,556
      Additional paid in capital                                                          1,243,017            1,243,017
      Cumulative foreign currency translation adjustment                                     29,850                1,831
      Accumulated deficit                                                                (2,130,945)          (1,042,052)
                                                                                          ---------         ------------

   TOTAL STOCKHOLDERS' (DEFICIT) EQUITY                                                    (776,522)             284,352
                                                                                       ------------           ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
 (DEFICIT) EQUITY                                                                  $        702,229     $        837,723
                                                                                           --------             --------
                                                                                           --------             --------

The accompanying notes are an integral part of the financial statements.

UNWIRE AB

STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------

                                                                                         YEAR ENDED           YEAR ENDED
                                                                                        DECEMBER 31,         DECEMBER 31,
                                                                     NOTE                   1999                 1998
REVENUES, NET                                                                      $        712,067     $        160,331

Cost of revenues                                                                           (764,254)            (579,009)
                                                                                           --------             --------

GROSS LOSS                                                                                  (52,187)            (418,678)

Selling expenses                                                                           (335,076)            (256,638)
Administrative expenses                                                                    (541,112)            (327,469)
Research and development costs                                                             (133,305)            (156,229)
Other operating income                                                                       15,090               27,638
                                                                                           --------             --------

LOSS FROM OPERATIONS                                                                     (1,046,590)          (1,131,376)

Financial items, net                                                  10                    (42,303)              (6,866)
                                                                                           --------             --------

LOSS BEFORE INCOME TAXES                                                                 (1,088,893)          (1,138,242)

Provision for income taxes                                             3                          -                    -
                                                                                           --------             --------

NET LOSS                                                                           $     (1,088,893)    $     (1,138,242)
                                                                                           --------             --------
                                                                                           --------             --------

BASIC AND DILUTED LOSS PER SHARE                                                   $         (1.089)    $        (1.476)
                                                                                           --------             --------
                                                                                           --------             --------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED                              1,000,000             771,041
                                                                                           ---------            --------
                                                                                           ---------            --------


The accompanying notes are an integral part of the financial statements.

UNWIRE AB

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

--------------------------------------------------------------------------------

                                                             COMMON SHARES                                ACCUMULATED
                                                                                                             OTHER
                                                                            ADDITIONAL       ACCUMULATED COMPREHENSIVE
                                                                              PAID IN          DEFICIT      INCOME
                                                           SHARES   AMOUNT     CAPITAL                      (LOSS)          TOTAL

BALANCE, JANUARY 1 1998                                   714,000  $ 58,232  $318,318     $     96,190      $     -  $    472,740
                                                                                                                        ---------
Comprehensive income loss:

      Net loss                                                  -         -         -       (1,138,242)           -    (1,138,242)
      Other comprehensive income loss
         Foreign currency translation                           -         -         -                         1,831         1,831
                                                                                                                        ---------

      Comprehensive loss for fiscal year                                                                               (1,136,411)

                                                                                                                        ---------

September 1998 - share subscription at SEK29.167 per
  share net of offering costs                              60,000     4,893    214,683               -            -       219,576
November 1998 - subscription at SEK26.316 per share        95,000     7,748    305,930               -            -       313,679
November 1998 - subscription at SEK21.126 per share
 net of offering costs                                     71,000     5,790    182,409               -            -       188,198
November 1998 - subscription at SEK20.833 per share
 net of offering costs                                     60,000     4,893    158,087               -            -       162,980

      Shareholders contributions                                -   $     -  $  63,590      $        -    $       -    $   63,590
                                                        ---------   -------  ---------      ----------    ----------   ----------
BALANCE, DECEMBER 31, 1998                              1,000,000    81,556  1,243,017      (1,042,052)        1,831      284,352




The accompanying notes are an integral part of the financial statements.

UNWIRE AB

--------------------------------------------------------------------------------


                                                       COMMON SHARES                                     ACCUMULATED
                                                                                                            OTHER
                                                                           ADDITIONAL                   COMPREHENSIVE
                                                                             PAID IN     ACCUMULATED       INCOME
                                                  SHARES        AMOUNT       CAPITAL       DEFICIT          (LOSS)         TOTAL
Comprehensive income loss:
      Net loss                                        -                -            -      (1,088,893)            -     (1,088,893)
      Other comprehensive income loss
         Foreign currency translation                                                                        28,019         28,019
                                                                                                                         ---------

      Comprehensive loss for fiscal year                                                                                (1,060,874)
                                                                                                                         ---------

                                                ---------       --------     --------        --------      --------       --------
BALANCE, DECEMBER 31, 1999                      1,000,000      $  81,556  $ 1,243,017     $(2,130,945)   $   29,850   $   (776,522)
                                                ---------       --------     --------       ---------      --------       --------
                                                ---------       --------     --------       ---------      --------       --------



The accompanying notes are an integral part of the financial statements.

UNWIRE AB

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                                         YEAR ENDED           YEAR ENDED
                                                                                        DECEMBER 31,         DECEMBER 31,
                                                                                            1999                 1998

CASH INFLOW FROM OPERATING ACTIVITIES
   Net loss                                                                        $     (1,088,893)    $     (1,138,242)
   Depreciation                                                                              10,268                8,706
   Amortization                                                                             162,432               98,175

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES:
   Increase in accounts receivable                                                          (35,221)             (44,190)
   (Increase)/decrease in prepaid expenses                                                    2,454                 (717)
   Decrease in other receivables                                                             30,663                8,865
   Increase in inventories                                                                 (179,875)              (8,459)
   Increase in accounts payable                                                             170,159              177,759
   Increase/(decrease) in factor borrowings                                                 (18,922)              63,203
   Increase/(decrease) in accrued expenses                                                  108,973              (39,282)
                                                                                           --------             --------

   NET CASH USED IN OPERATING ACTIVITIES                                                   (837,962)            (874,182)
                                                                                           --------             --------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of furniture and equipment                                                      (13,559)             (44,468)
   Additions to patents and trademarks                                                     (138,798)            (146,334)
   Software development costs                                                              (132,983)            (116,776)
                                                                                           --------             --------

   NET CASH USED IN INVESTING ACTIVITIES                                                   (285,340)            (307,578)
                                                                                           --------             --------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from issuance of common stock                                                   352,224              975,031
   Proceeds from bank loan                                                                   32,932              185,059
   Proceeds from stockholders' loan                                                          46,822                    -
   Proceeds from issuance of convertible debentures                                         585,480                    -
                                                                                           --------             --------

   NET CASH PROVIDED BY FINANCING ACTIVITIES                                              1,017,458            1,160,090
                                                                                           --------             --------

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH                                                  28,019                1,831
                                                                                           --------             --------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                   (77,825)             (19,839)

CASH AND CASH EQUIVALENTS, AT THE BEGINNING OF THE YEAR                                      89,076              108,915
                                                                                           --------             --------

CASH AND CASH EQUIVALENTS, AT THE END OF THE YEAR                                  $         11,251     $         89,076
                                                                                           --------             --------
                                                                                           --------             --------


The accompanying notes are an integral part of the financial statements.

UNWIRE AB

NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

--------------------------------------------------------------------------------

1     THE COMPANY

         Unwire AB ("the Company","Unwire"), was incorporated in Sweden July 28 1997. Unwire has produced a GSM (Global System for mobile communications) positioning system technology (the "Technology") which can be used for a variety of positioning and telematics applications including positioning standard mobile phones for resource management, information, safety and security, locating vehicles, management of security and alarm systems, surveillance of rented objects as well as for remote control of industrial equipment.

         Unwire is marketing and further developing the positioning and telematics applications. Unwire's system consists of a UP Platform with a powerful processor and a large flash memory that makes it possible to use in virtually any communication task, mobile or fixed.

         On November 3, 1997 Unwire acquired a wholly-owed subsidiary in Sweden, Unwire Positioning AB ("Positioning"), Positioning is now dormant with the trade and intangible assets having been transferred to the Company.

2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

           The accompanying financial statements represent the financial statements of Unwire and have been prepared in accordance with US generally accepted accounting principles and are presented in US dollars.

         REVENUE RECOGNITION

           The Company records revenues on product sales at the time of shipment.

         FOREIGN CURRENCY TRANSLATION

          Monetary assets and liabilities are translated at the rates prevailing at the balance sheet date to US dollars. Non-monetary assets and liabilities have been translated at the date of transaction. Income statements are translated at average exchange rate for the period. Translation differences that arise are recorded directly as a component of stockholders' equity. Receivables and liabilities denominated in foreign currencies are translated at the rates prevailing at the balance sheet date. Unrealised exchange gains and losses on translation are reported in the income statement.

UNWIRE AB

NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)

--------------------------------------------------------------------------------

2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         CASH AND CASH EQUIVALENTS

          Cash and cash equivalents include all highly liquid investments with original maturities of three months or less. The majority of the Company's cash and cash equivalents reside with high quality Swedish financial institutions. Therefore, the cash balances are not insured by the US Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts.

         INVENTORIES

          Inventories are valued at the lower of cost or market value, with cost determined using the first-in, first-out method. At December 31, 1999 and 1998, inventories consisted of work in process which amounted to $188,334 and $8,459, respectively.

         FURNITURE AND EQUIPMENT

          Furniture and equipment are recorded at acquisition cost less accumulated depreciation. Depreciation is calculated using a straight line method over the estimated useful lives of the related assets. Furniture and equipment is depreciated over 5 years. Furniture and equipment acquired during the year are depreciated from the date the assets are put to service. Expenditures for normal maintenance and repairs are charged to income. Significant improvements are capitalised.

         PATENTS AND TRADEMARKS

          Patent and trademark costs represent the cost of preparing and filing applications to patent the Company's proprietary technologies. Such costs are amortized over the shorter of the life of the patent or the economic lives of the assets, generally three years, beginning on the date the patents or rights are issued. Amortization expense for 1999 and 1998 was $ 71,911 and $ 48,788, respectively.

         SOFTWARE DEVELOPMENT COSTS

          Software development costs for products and certain product enhancements are capitalised subsequent to the establishment of their technological feasibility (as defined in Statement of Financial Accounting Standards No. 86) based upon the existence of working models of the products which are ready for initial customer testing. Costs incurred prior to such technological feasibility or subsequent to a product's general release to customers are expensed as incurred. During 1999 and 1998, the Company incurred and capitalized $137,892 and $116,776 of Software development costs. Amortization expense reported for the years 1999 and 1998 was $90,521 and $49,397, respectively. Amortization expense is based upon the ratio that current gross revenues bear to total estimated gross revenues which was an amount approximating the amortization on a straight line method over the estimated economic life of the product of three years.

UNWIRE AB

NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)

--------------------------------------------------------------------------------

2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

         IMPAIRMENT OF LONG-LIVED ASSETS

           The Company periodically evaluates potential impairment of long-lived assets based upon cash flows. A loss relating to an impairment of assets occurs when the aggregate of the estimated undiscounted future cash inflows to be generated by the Company's assets (including any salvage values) are less than the related assets' carrying value. Impairment is measured based on the difference between the higher of the fair value of the assets or present value of the discounted expected future cash flows and the assets' carrying value. No impairment was recorded in fiscal 1999 and 1998.

         INCOME TAXES

           The Company utilises the assets and liability method to account for income taxes whereby deferred tax assets and liabilities are recognised to reflect the future tax consequences attributable to temporary differences between the financial reporting basis of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered and settled. The effect of exchange in tax rates on deferred tax assets and liabilities is recognised in the period in which the change is enacted.

         EARNINGS PER SHARE

           The Company calculated its earnings per share pursuant to SFAS No. 128, "Earnings per Share", which requires the presentation of both basic and fully diluted earnings per share (EPS). Assumed exercise of options and conversion of debt have not been included in the calculation of diluted EPS since the effects would be anti-dilutive. Accordingly, basic and diluted net loss per share do not differ for any period presented. EPS is computed based on the loss to common stockholders and the weighted average number of shares outstanding. The weighted average number of shares outstanding was 1,000,000 and 771,041 as of December 31, 1999 and 1998, respectively.

         USE OF ESTIMATES

           The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

         EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

           In June 1998 the Financial Accounting Standards Board FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting requirements for derivative instruments SFAS No. 133, as amended by SFAS No.137 is effective for fiscal years beginning after June 30, 2000. The Company has not in the past nor does it anticipate that it will engage in transactions involving derivative instruments, and therefore does not expect this pronouncement to have any effect on the financial statements.

UNWIRE AB

NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)

------------------------------------------------------------------------------

2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

         EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

            The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income" in the first quarter of fiscal 1998. SFAS No 130 sets standards for the reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is comprised of net income and all changes in stockholders' equity except those due to investments by owners and distributions to owners, which for the Company includes unrealized gains (losses) on marketable securities. The Company has elected to disclose comprehensive income in its Statement of Changes in Stockholders' Equity.

         STOCK SPLIT

            During November 1998, the Company completed a 1,000 for 1 stock split of its common stock. Accordingly, all shares and per share amounts have been retroactively restated in the financial statements to reflect this split.

3     INCOME TAXES

                                                                                                   1999           1998
         Current tax expenses:                                                                        -               -
            Federal                                                                                   -               -
            State                                                                                     -               -
            Foreign                                                                                   -               -

         Deferred tax expenses:

            Federal                                                                                   -               -
            State                                                                                     -               -
            Foreign                                                                                   -               -
                                                                                                 -------         -------

            Total tax provision                                                                       -               -
                                                                                                 -------         -------
                                                                                                 -------         -------

         Unwire AB did not have taxable income for the period from January 1 1998 and therefore does not have any current income tax expenses.

UNWIRE AB

NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)

------------------------------------------------------------------------------

3     INCOME TAXES (CONTINUED)

         The significant components of the company's deferred income tax assets are as follows:

            Deferred income tax assets:

                                                                                                   1999           1998
              Net operating losses                                                          $    596,000     $   292,000
              Valuation allowance                                                               (596,000)       (292,000)
                                                                                                 -------         -------

              Net deferred income tax asset                                                 $          -     $         -
                                                                                                 -------         -------
                                                                                                 -------         -------


      The Swedish net operating loses amount to approximately US$2,100,000 at December 31, 1999. These net operating losses do not expire.

      Reconciliation of the effective tax rate to the US statutory rate is as follows:

                                                                                                   1999           1998

         Tax expense at Swedish statutory rate                                                      (28%)          (28%)
         Change in valuation allowances                                                              28             28
                                                                                                 -------        -------

         Effective income tax rate                                                                    -              -
                                                                                                 -------         -------
                                                                                                 -------         -------


4     SOFTWARE DEVELOPMENT COSTS , NET

         Software development costs at December 31, 1999 and 1998 consisted of the following:

                                                                                                   1999           1998

            Software development costs                                                      $    200,362     $   116,776
            Less accumulated amortization                                                        (90,521)        (49,397)
                                                                                                 -------         -------

                                                                                            $    109,841     $    67,379
                                                                                                 -------         -------
                                                                                                 -------         -------



UNWIRE AB

NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)

------------------------------------------------------------------------------

5     PATENTS AND TRADEMARKS, NET

         Patents and trademarks at December 31, 1999 and 1998 consisted of the following:

                                                                                                   1999           1998
            Patents and trademarks                                                          $    285,132        $146,334
            Less accumulated amortization                                                       (120,689)        (48,778)
                                                                                                 -------         -------

                                                                                            $    164,443     $    97,556
                                                                                                 -------         -------
                                                                                                 -------         -------

6     FURNITURE AND EQUIPMENT

         Furniture and equipment at December 31, 1999 and 1998 consisted of the following:

                                                                                                   1999           1998
            Furniture and equipment                                                         $     49,322     $    44,533
            Less accumulated depreciation                                                        (10,268)         (8,706)
                                                                                                 -------         -------

                                                                                            $     39,054     $    35,827
                                                                                                 -------         -------
                                                                                                 -------         -------

7     LONG-TERM DEBT

         Long-term debt consisted of the following at December 31, 1999 and 1998

                                                                                                   1999           1998
            Note payable - bank                                                             $    217,991     $   185,059
            Less: current maturities                                                             147,758          18,506
                                                                                                 -------         -------

                                                                                            $     70,233     $   166,553
                                                                                                 -------         -------
                                                                                                 -------         -------

     Note payable - bank is payable in quarterly principal installments of $4,627, with a balloon payment in June 2001. The note bears interest at 9.85% and is due June 2001. The note is collateralized by the assets of the Company.

UNWIRE AB

NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)

------------------------------------------------------------------------------
8     NOTES PAYABLE - STOCKHOLDERS

         All of the stockholders of the Company lent the Company $46,822 during the year. The notes are payable on demand and are non-interest bearing.



9     CONVERTIBLE DEBENTURES

         During the year the company issued an aggregate of $585,480 convertible debentures ("the Debentures") to stockholders of the Company. The Debentures are immediately convertible at the option of the holders into 500,000 shares of the Company's common stock. The Debentures are non interest bearing.



10     FINANCIAL ITEMS NET

                                                                                                   1999           1998
            Interest income                                                                 $      1,082     $     4,580
            Interest expenses                                                                    (43,385)        (11,446)
                                                                                                 -------         -------

                                                                                            $    (42,303)    $    (6,866)
                                                                                                 -------         -------
                                                                                                 -------         -------

11     SUBSEQUENT EVENTS

         In January 2000, the Company issued 805,900 shares for cash of approximately $650,000.

         On February 29, 2000 all of the capital stock of the company was acquired by another entity; CellPoint Inc ("CellPoint"), a US corporation. The purchase price was paid by the issuance of an aggregate of 1,075,000 shares of common stock in CellPoint. CellPoint is a US company with subsidiary operations in Sweden, the United Kingdom and South Africa delivering positioning and telematic services in co-operation with celluar operators worldwide.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information ("the Unaudited Pro Forma Consolidated Financial Information") has been derived from the application of pro forma adjustments to the historical financial statements of CellPoint Inc. ("CellPoint"), as included in Form 10-KSB, and the unaudited historical financial statements for the six months ended December 31, 1999 as included on Form 10-QSB.

The Unaudited Pro Forma Consolidated Financial Information gives effect to the acquisition of Unwire AB as if such event had occurred as of December 31, 1999 for purposes of the Unaudited Pro Forma Consolidated Balance Sheet and as of July 1, 1998 for purposes of the Unaudited Pro Forma Consolidated Statements of Operations for the year ended June 30, 1999 and the six months ended December 31, 1999.

The Unaudited Pro Forma Consolidated Financial Information is presented for information purposes only and does not purport to represent what CellPoint's financial position and results of operations would actually have been if the aforementioned event had occurred on the dates specified, or to project CellPoint's results of operations for any future periods. The Unaudited Pro Forma Consolidated Financial Information should be read in conjunction with the consolidated historical financial statements of CellPoint Inc.
as filed on forms 10-KSB and form 10-QSB.

CELLPOINT INC
UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1999

                                         CellPoint Inc             Unwire AB         Adjustments      Pro Forma
                                           Historical              Historical                        Consolidated
ASSETS

CURRENT:

Cash and cash equivalents                      6,691,344             11,251                                 6,702,595

Inventory                                              0            188,334                                   188,334

Trade receivables                                236,129             81,544                                   317,673

Prepaid expenses                                  41,679             36,186                                    77,865

Other receivables                                160,086             71,576                                   231,662

Other assets                                      15,793                  0                                    15,793
                                          ----------------------------------------------------------------------------
TOTAL CURRENT ASSETS                           7,145,031            388,891                        0        7,533,922

NON CURRENT ASSETS

Goodwill                                               0                  0               71,457,773        71,457,773

Investment in affiliates                         500,000                  0                                    500,000

Software development costs                             0            109,841                                    109,841

Purchased technology, net of amortization      8,941,662                  0                                  8,941,662

Patent and trademarks                                  0            164,443                                    164,443

Matrix franchising concept, net of
 amortization                                    722,221                  0                                    722,221

Employment contracts, net of amortization        252,159                  0                                    252,159

Furniture and equipment, net of
  depreciation                                   205,150             39,054                                    244,204
                                           --------------------------------------------------------------------------

TOTAL LONG-TERM ASSETS                        10,621,192            313,338               71,457,773        82,392,303
                                           --------------------------------------------------------------------------

TOTAL ASSETS                                  17,766,223            702,229               71,457,773        89,926,225
                                           ==========================================================================

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES:

Accrued expenses and other current
  liabilities                                    85,041             208,236                                   293,277

Accounts payable                                281,405             375,941                                   657,346

Factor borrowings                                     0              44,281                                    44,281

Other current liabilities                       241,648              46,822                                   288,470

Liabilities to credit institutions                    0             147,758                                   147,758
                                           --------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                       608,094             823,028                                 1,431,132
                                           --------------------------------------------------------------------------
NON CURRENT LIABILITIES

Long-Term debt                                        0              70,233                                    70,233

Convertible loan notes                                0             585,480                                   585,480
                                           --------------------------------------------------------------------------

TOTAL LIABILITIES                               608,094           1,478,751                                 2,086,845
                                           --------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:

Common shares at par                              9,390              81,556                 (80,481)           10,465

Additional paid-in capital                   24,620,173           1,243,017              69,437,159        95,300,349

Cumulative translation adjustment                33,278              29,850                 (29,850)           33,278

Deficit accumulated                          (7,504,712)         (2,130,945)              2,130,945        (7,504,712)
                                           --------------------------------------------------------------------------

TOTAL STOCKHOLDERS EQUITY                    17,158,129            (776,522)             71,457,773        87,839,380
                                           --------------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   17,766,223             702,229              71,457,773        89,926,225
                                           ==========================================================================


Adjustments reflect the elimination of the stockholders equity of Unwire and the recording of goodwill. Goodwill has been calculated as the excess of the purchase consideration over net assets acquired. Goodwill will be amortized over seven years.

                                    P2

CELLPOINT INC
UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 1999

                                               CellPoint Inc             Unwire AB           Adjustments       Pro forma
                                                  Historical              Historical                           Consolidated
Revenue                                                   --               497,212                               497,212
Cost of goods sold                                        --              (565,957)                             (565,957)
                                      ----------------------------------------------------------------------------------
Gross Profit (Loss)                                       --               (68,745)                              (68,745)
                                      ----------------------------------------------------------------------------------
Selling, general and administrative
  expenses                                        (1,637,240)             (697,097)                           (2,334,337)

Professional fees                                   (534,176)             (117,549)                             (651,725)
Depreciation and amortization                       (702,063)             (150,784)        (10,208,253)      (11,061,100)
                                     ----------------------------------------------------------------------------------
Operating loss                                    (2,873,479)           (1,034,175)        (10,208,253)      (14,115,907)
Financial items, net                                 (96,272)              (20,391)                             (116,663)
                                     ------------------------------------------------------------------------------------
Net loss before taxes                             (2,969,751)           (1,054,566)        (10,208,253)      (14,232,570)
Income taxes                                             --                     --                                    --
                                     ----------------------------------------------------------------------------------
NET LOSS                                          (2,969,751)           (1,054,566)        (10,208,253)      (14,232,570)
                                     ==================================================================================

Adjustments reflect twelve months of amortization of goodwill arising on the acquistion of Unwire. The goodwill will be amortized over seven years.

                                                               P3

CELLPOINT INC
UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 1999

                                                CellPoint Inc             Unwire AB           Adjustments      Pro forma
                                                  Historical              Historical                           Consolidated
Revenue                                             353,763               312,419                              666,182
Cost of goods sold                                       --              (697,035)                            (697,035)
                                      ---------------------------------------------------------------------------------
Gross Profit (Loss)                                 353,763              (384,616)                             (30,853)
                                      ---------------------------------------------------------------------------------
Selling, general and administrative
   expenses                                      (1,980,381)             (176,539)                          (2,156,920)
Professional fees                                  (243,534)             (115,680)                            (359,214)
Depreciation and amortization                    (1,019,039)             (154,349)         (5,104,127)      (6,277,515)
                                      ---------------------------------------------------------------------------------
Operating loss                                   (2,889,191)             (831,184)         (5,104,127)      (8,824,502)
Financial items, net                               (809,178)              (30,551)                            (839,729)
                                      ---------------------------------------------------------------------------------
Net loss before taxes                            (3,698,369)             (861,735)         (5,104,127)      (9,664,231)
Income taxes                                             --                    --                                   --
                                       ---------------------------------------------------------------------------------
NET LOSS                                         (3,698,369)             (861,735)         (5,104,127)      (9,664,231)
                                       =================================================================================


Adjustments reflect six months of amortization of goodwill arising on the acquistion of Unwire. The goodwill will be amortized over seven years.

                                                               P4

                                  SIGNATURE

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                       CELLPOINT INC.

                                                       By /S/ PETER HENRICSSON
                                                         ----------------------
                                                          Peter Henricsson
                                                          President

Date:    May 15, 2000